UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
March 30, 2011

NorthStar Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-157688 (Commission File Number)	26-4141646 (IRS Employer Identification No.)
399 Park Avenue, 18th Floor, New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 547-2600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On March 30, 2011, NorthStar Real Estate Investment Trust, Inc. (the “Company”), through a subsidiary, directly originated a senior mortgage loan in the amount of $4.75 million with a 70% loan-to-value ratio (the “Senior Loan”) to a third party (the “Borrower”) not affiliated with the Company or its sponsor, NorthStar Realty Finance Corp. The Company funded the Senior Loan origination with proceeds from its ongoing initial public offering. The Borrower will use the proceeds from the Senior Loan to acquire a 162-unit, 131,420 square foot multifamily property adjacent to campus housing of Texas State University in San Marcos, Texas.
     The initial term of the Senior Loan is 36 months, with two one-year extension options available to the Borrower. The Senior Loan bears interest at a floating rate of 400 basis points over one-month LIBOR, but at no point shall the interest rate be less than 8.0%. The Senior Loan carries an upfront fee of 1.0% and an additional 0.5% fee upon repayment. The Senior Loan may be prepaid, subject to the 0.5% repayment fee, without charge or penalty after an initial 18-month lock-out period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.
Date: April 5, 2011	By:	/s/ Albert Tylis
Albert Tylis
Chief Operating Officer, General Counsel and Secretary